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                                                                     EXHIBIT 3.3


                                    FORM OF
                       CERTIFICATE OF AMENDMENT OF BYLAWS
                                       OF
                            CYBERSOURCE CORPORATION,
                             a Delaware corporation

                             Date:  ______ __, 1999

                ________________________________________________

     The undersigned, Richard Scudellari, certifies that:

     1. He is the Secretary of CyberSource Corporation, a Delaware corporation (the "Corporation").

     2. The following sections of the Bylaws of the Corporation were amended as follows:

     a.   Article II Section 4
          --------------------

          The first paragraph of Article II Section 4 shall be amended to read in its entirety as follows:

          "Notice of Stockholders' Meetings.  All notices of meetings of
           --------------------------------
stockholders shall specify the place, date and hour of the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than forty-five (45) days nor more than seventy-five (75) days prior to the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of stockholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notice of a special meeting of stockholders shall include the purpose or purposes for which the meeting was called and business transacted at any special meeting shall be limited to the purposes stated in the notice. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any annual or special meeting of stockholders shall be given to each stockholder of record entitled to vote not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage
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prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation."

     b.   Article III Section 2
          ---------------------
          Article III Section 2 was amended to read in its entirety as follows:

          "Number and Qualification of Directors.  The number of directors of
           -------------------------------------
the corporation shall be five (5) until changed pursuant to the terms hereof and applicable law. The number of directors may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote. Directors need not be stockholders."

     c.   Article X
          ----------
          Article X was deleted in its entirety.

     Executed on this __th day of _____ 1999.



                                _________________________________
                                Richard Scudellari, Secretary